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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): September 7, 2004

                               CONOLOG CORPORATION

               (Exact Name of Registrant as Specified in Charter)

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               Delaware                        08174                        52-0853566
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
(State or Other Jurisdiction                (Commission                    (IRS Employer
of Incorporation)                            File No.)                  Identification No.)

5 Columbia Road, Somerville, New Jersey                                       08876
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(Address of Principal Executive Offices)                                    (Zip Code)

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       Registrant's telephone number, including area code: (212) 440-1500

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 5.02 Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers.

         In a letter dated September 7, 2004, Graham Bruce Edwards notified the Company of his resignation from the Company's board of directors. Prior to his resignation from the Company's Board, Mr. Edwards was a member of the Company's Audit Committee. A copy of this letter is attached as an exhibit to this Form 8-K. The Company believes that Mr. Edwards resigned for personal reasons. The Company has or will provide a copy of the disclosures it is making under this
Item 5.02 to Mr. Edwards no later than the date this Report is filed with the Securities and Exchange Commission. The Company will request that Mr. Edwards furnish the Company, as promptly as possible, a letter addressed to the Company stating whether he agrees with the statements made by the Company in response to Item 5.02, and if not, stating the respects in which he does not agree. Upon receipt of this letter, the Company will file it as an exhibit to this report, or an amendment thereto, no later than two (2) business days following its receipt.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

17.1 Letter from Graham Bruce Edwards to the Company



                                   SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CONOLOG CORPORATION


                                      By: /s/ Robert Benou
                                          -------------------------------
                                          Robert Benou
                                          Chief Executive Officer
Dated:  September 14, 2004